MICHAEL T. STUDER CPA P.C.
                               18 Sunrise highway
                               Freeport, NY 11520
                              Phone: (516) 378-1000
                               Fax: (516)546-6220


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

To the Board of Directors
Alfa International Holdings Corp.

I consent to the use in this Registration Statement on Form SB-2 of my name under "Experts" in the prospectus and to my report included therein relating to the consolidated financial statements of Alfa International Holdings Corp. and subsidiaries.


                                     /s/ Michael T. Studer CPA P.C.
                                     ------------------------------
                                     Michael T. Studer CPA P.C.


Freeport, New York
January 19, 2006